UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 18, 2024, Vireo Growth Inc. (the “Company”), entered into Merger Agreements (as defined herein) with respect to a business combination with each of (i) Deep Roots Holdings, Inc., a Nevada corporation (“Deep Roots”) (the “Deep Roots Merger”); (ii) Proper Holdings Management, Inc. and NGH Investments, Inc., both Missouri corporations (together, “Proper”) (the “Proper Mergers”); and (iii) WholesomeCo, Inc., a Delaware corporation (“Wholesome”) (the “Wholesome Merger” and, collectively with the Deep Roots Merger and the Proper Mergers, the “Mergers”). As described in greater detail herein, each Merger is an all-share transaction whereby, at the closing of each applicable transaction, (i) a new wholly owned subsidiary of the Company would merge with and into Deep Roots, (ii) a new wholly owned subsidiary of the Company would merge with and into Wholesome, and (ii) the Proper entities would each merge with and into new wholly owned subsidiaries of the Company. None of the Deep Roots Merger, the Proper Mergers or the Wholesome Merger is contingent on the completion of any of the other Mergers.

The consideration to be paid to acquire each of Deep Roots, Proper and Wholesome is based, in each case, in part on an estimated multiple of a 2024 “Reference EBITDA”, which is pro-forma for pending acquisitions as well as planned new retail openings and expansion projects, and a US$0.52 share reference price for the Company’s subordinate voting shares.

Pursuant to the Merger Agreements, former stockholders of each of Deep Roots, Proper and Wholesome may qualify for earnout payments made with the Company’s subordinate voting shares following December 31, 2026, based on each target’s Adjusted EBITDA (as defined in the applicable Merger Agreement) growth compared to such target’s Reference EBITDA (at a 4x multiple), adjusted for incremental debt and certain other matters, respectively, and paid out using a share price for the Company’s subordinate voting shares of the higher of US$1.05 or the 20-day volume weighted average price of the Company’s subordinate voting shares on the Canadian Securities Exchange, converted to United States Dollars based on the average exchange rate posted by the Bank of Canada as of the end of each trading day during such 20-day period, as reported by Bloomberg Finance L.P. (“VWAP”) as of December 31, 2026. Reference EBITDA for Deep Roots, Proper and Wholesome are US$31.0 million, US$31.0 million, and US$16.0 million, respectively. EBITDA growth is defined as the increase between Reference EBITDA and the higher of 2026 Adjusted EBITDA or trailing nine-month annualized Adjusted EBITDA as of December 31, 2026. In no event shall the number of earnout shares issued under each Merger Agreement exceed the number of shares issued as closing merger consideration in each Merger Agreement.

Each of the Merger Agreements provides for the clawback of up to 50% of the upfront merger consideration (excluding, in the case of Proper and Wholesome, the amounts attributable to Arches, as defined below) on December 31, 2026, if, in each case, (a) 2026 Adjusted EBITDA underperforms 96.5% of the Reference EBITDA, and (b) retail revenue market share or EBITDA margin for 2026 is less (or lower) than 2024 and (c) the 20-day VWAP as of December 31, 2026 is greater than US$1.05 per share. The amount of shares subject to a clawback would be equal to the Acquisition Multiple (as defined in each Merger Agreement) for each of Deep Roots, Proper and Wholesome, respectively, multiplied by the EBITDA shortfall, and subject to certain other adjustments set forth in the applicable Merger Agreement, divided by US$0.52 per share, not to exceed 50% of the upfront consideration.

In connection with the Wholesome Merger Agreement (as defined herein) and Proper Merger Agreement (as defined herein), the Company will include in the stock merger consideration calculation an amount equal to (i) US$11,860,800 for the stockholders of Wholesome and (ii) US$2,139,200 for the stockholders of Proper for all of the outstanding equity interests in Arches IP, Inc. (“Arches”) owned by Wholesome and Proper, respectively. Subject to the terms and conditions of the Wholesome Merger Agreement and the Proper Merger Agreement, each of Wholesome, Proper and Arches option holders are collectively entitled to earnout payments based on performance of Arches, based on the greater of US$37.5 million or 5x certain revenue percentages of Arches, with such revenue percentage amounts measured at the higher of trailing-twelve-month or nine-month annualized amounts as of December 31, 2026, paid out using a share price for the Company’s subordinate voting shares at the higher of US$1.05 or 20-day VWAP as of December 31, 2026.

In connection with each of the Merger Agreements, the Company will enter into an Investor Rights Agreement with the persons receiving the Company’s subordinate voting shares in the Mergers. Each Investor Rights Agreement will require the Company in certain circumstances to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the Company’s subordinate voting shares issued pursuant to the Merger Agreements, in each case following the expiration of the initial 12 month lock-up period following the closing of the transactions under each Merger Agreement. Each Investor Rights Agreement will also provide such persons with certain piggyback registration rights in certain circumstances.

The closing of each of the Mergers is subject to the closing conditions described below and contained in the Merger Agreements. Pursuant to rules adopted by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a Schedule 14C information statement will be prepared by the Company and filed with the SEC and mailed to the stockholders of the Company relating to stockholder approval of the issuance of the Company’s subordinate voting shares in the Mergers and any other approvals required under the rules of the Canadian Stock Exchange, which is expected to be obtained by written consent of the stockholders.

Deep Roots Merger Agreement

On December 18, 2024, the Company, Vireo DR Merger Sub Inc., a Nevada corporation (“DR Merger Sub”), Deep Roots and Shareholder Representative Services LLC, a Colorado limited liability company (“Shareholder Representative”) entered into an Agreement and Plan of Merger (the “Deep Roots Merger Agreement”), pursuant to which, following the closing of the Deep Roots Merger, the Company will issue a number of subordinate voting shares in consideration for all of the issued and outstanding shares of Deep Roots equal to the amount of the Estimated Closing Merger Consideration (as defined in the Deep Roots Merger Agreement) divided by US$0.52, subject to a post-closing purchase price adjustment with respect to certain of the estimated items included in the Estimated Closing Merger Consideration. In general, the Estimated Closing Merger Consideration is based upon a multiple of the $31 million Reference EBITDA described above, adjusted for certain items as described in the definition of Closing Merger Consideration in the Deep Roots Merger Agreement, including cash, indebtedness, transaction expenses, working capital, and tax items. Subject to the terms and conditions of the Deep Roots Merger Agreement, at the closing, DR Merger Sub will merge with and into Deep Roots, with Deep Roots surviving as a wholly owned subsidiary of the Company.

The subordinate voting shares of the Company to be issued by the Company to the stockholders of Deep Roots pursuant to the Deep Roots Merger Agreement will be issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

The Deep Roots Merger Agreement contains customary representations, warranties and covenants, including covenants relating to the conduct of Deep Roots’ businesses during the period between the execution of the Deep Roots Merger Agreement and the completion of the Deep Roots Merger, subject to certain exceptions.

The obligation of the parties to consummate the Deep Roots Merger is subject to a number of conditions, including but not limited to receipt of the approval of the Deep Roots Merger by holders of a majority of the outstanding shares of Deep Roots entitled to vote thereon, receipt of the approval of the Company’s shareholders as required by the Canadian Stock Exchange by (i) in the case of a shareholder meeting, a majority of the votes cast at such meeting or (ii) in the case of action by written consent of shareholders, by a majority of the outstanding voting power of shares of the Company, the closing of an equity investment in the Company in an aggregate amount at least equal to US$75 million, the appointment by the Board of Directors of the Company (the “Board”) of John Mazarakis as the Company’s Chief Executive Officer and Co-Executive Chairman, delivery of certain documents and agreements, the accuracy of the representations and warranties of the parties (subject to the materiality standards contained in the Deep Roots Merger Agreement), the receipt of certain regulatory consents and approvals (including under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and approval of the Canadian Stock Exchange), delivery of investor rights agreements and lock-up agreements, Deep Roots having a minimum amount of cash as of the closing, the absence of Deep Roots stockholders exercising appraisal rights, and the absence of a Material Adverse Effect or Parent Material Adverse Effect (as each such term is defined in the Deep Roots Merger Agreement).

Pursuant to the Deep Roots Merger Agreement, the stockholders of Deep Roots will at or prior to the closing enter into lock-up agreements with the Company providing that each such person, for a period of up to 33 months, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s subordinate voting shares issued as closing merger consideration without the prior written consent of the Company. The lock-up agreements provide that the subordinate voting shares acquired by the stockholders of Deep Roots pursuant to the Deep Roots Merger Agreement as closing merger consideration are subject to a lock-up release schedule of 7.5% of shares 12-months post-closing of the Deep Roots Merger, 10% of shares 18-months and 21-months post-closing, 17.5% of shares 24-months post-closing, 15% of shares 27-months post-closing and 20% of shares 30-months and 33-months post-closing. In addition, all such subordinate voting shares of the Company then held by such persons are subject to lock-up during the 6-month period ending December 31, 2026. In addition, any of the Company’s subordinate voting shares issued in connection with the earnout payments described above would be subject to lock-up periods following issuance of such earnout shares, with a 20% release per quarter ending at 15 months post-issuance.

The Deep Roots Merger Agreement also contains customary indemnification obligations of the Company and Deep Roots, other obligations of the parties and termination provisions, under which, subject to certain conditions and in certain instances of termination, would require the Company or Deep Roots to pay a termination fee equal to US$6,376,240. The Deep Roots Merger Agreement also provides the parties with certain remedies, including the right to specific performance, in the event of a breach of obligations under the Deep Roots Merger Agreement.

The foregoing description of the Deep Roots Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Deep Roots Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Deep Roots Merger Agreement has been included to provide shareholders with information regarding its terms and conditions and is not intended to provide any factual information about the Company or Deep Roots. The representations, warranties and covenants contained in the Deep Roots Merger Agreement have been made solely for the benefit of the parties to the Deep Roots Merger Agreement, and are not intended as statements of fact to be relied upon by the Company’s shareholders, but rather as a way of allocating the risk between the parties to the Deep Roots Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the Deep Roots Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Deep Roots Merger Agreement, which disclosures are not reflected in the Deep Roots Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. Accordingly, shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Deep Roots. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Deep Roots Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Proper Merger Agreement

On December 18, 2024, the Company, Vireo PR Merger Sub Inc., a Missouri corporation (“PR Merger Sub”), Vireo PR Merger Sub II Inc., a Missouri corporation (“PR Merger Sub II”), Proper Holdings, LLC (“Proper Parent”), Proper and Shareholder Representative entered into an Agreement and Plan of Merger (the “Proper Merger Agreement”), pursuant to which, following the closing of the Proper Mergers, the Company will issue a number of subordinate voting shares in consideration for all of the issued and outstanding shares of each of the Proper entities equal to the amount of the Estimated Closing Merger Consideration (as defined in the Proper Merger Agreement) divided by US$0.52, subject to a post-closing purchase price adjustment with respect to certain of the estimated items included in the Estimated Closing Merger Consideration. In general, the Estimated Closing Merger Consideration is based upon a multiple of the $31 million Reference EBITDA described above, adjusted for certain items as described in the definition of Closing Merger Consideration in the Proper Merger Agreement, including the amounts attributable to Arches as described above, cash, indebtedness, transaction expenses, working capital, and tax items. Subject to the terms and conditions of the Proper Merger Agreement, at the closing, NGH Investments, Inc. will merge with and into PR Merger Sub and Proper Holdings Management, Inc. will merge with and into PR Merger Sub II, with each of PR Merger Sub and PR Merger Sub II surviving as wholly owned subsidiaries of the Company.

The subordinate voting shares of the Company to be issued by the Company to Proper Parent as the stockholder of Proper pursuant to the Proper Merger Agreement will be issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

The Proper Merger Agreement contains customary representations, warranties and covenants, including covenants relating to the conduct of Proper’s businesses during the period between the execution of the Proper Merger Agreement and the completion of the Proper Mergers, subject to certain exceptions.

The obligation of the parties to consummate the Proper Mergers is subject to a number of conditions, including but not limited to receipt of the approval of the Company’s shareholders a required by the Canadian Stock Exchange by (i) in the case of a shareholder meeting, a majority of the votes cast at such meeting or (ii) in the case of action by written consent of shareholders, by a majority of the outstanding voting power of shares of the Company, the closing of an equity investment in the Company in an aggregate amount at least equal to US$75 million, the appointment by the Board of John Mazarakis as the Company’s Chief Executive Officer and Co-Executive Chairman, the appointment by the Board of John Pennington as a director of the Company, the transfer of the CA Credit Agreement (as defined in the Proper Merger Agreement) to NGH Investments, Inc. and Proper Holdings Management, Inc., the completion of the Holdings Restructuring (as defined in the Proper Merger Agreement), delivery of certain documents and agreements, the accuracy of the representations and warranties of the parties (subject to the materiality standards contained in the Proper Merger Agreement), the receipt of certain regulatory consents and approvals (including under the HSR Act and approval of the Canadian Stock Exchange), delivery of an investor rights agreement and lock-up agreement, Proper having a minimum amount of cash as of the closing, and the absence of a Material Adverse Effect or Parent Material Adverse Effect (as each such term is defined in the Proper Merger Agreement).

Pursuant to the Proper Merger Agreement, Proper Parent will at or prior to the closing enter into a lock-up agreement with the Company (and each of the members or other transferees of Proper Parent who would ultimately receive any of the Company’s subordinate voting shares from Proper Parent, prior to receipt of any such shares, would enter into a lock-up agreement with the Company) providing that each such person, for a period of up to 33 months, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s subordinate voting shares issued as closing merger consideration without the prior written consent of the Company. The lock-up agreements provide that the subordinate voting shares acquired by Proper Parent and/or the members of Proper Parent pursuant to the Proper Merger Agreement as closing merger consideration are subject to a lock-up release schedule of 7.5% of shares 12-months post-closing of the Proper Mergers, 10% of shares 18-months and 21-months post-closing, 17.5% of shares 24-months post-closing, 15% of shares 27-months post-closing and 20% of shares 30-months and 33-months post-closing. In addition, all such subordinate voting shares of the Company then held by such persons are subject to lock-up during the 6-month period ending December 31, 2026. In addition, any of the Company’s subordinate voting shares issued in connection with the earnout payments described above would be subject to lock-up periods following issuance of such earnout shares, with a 20% release per quarter ending at 15 months post-issuance.

The Proper Merger Agreement also contains customary indemnification obligations of the Company or Proper, other obligations of the parties and termination provisions, under which, subject to certain conditions and in certain instances of termination, would require the Company or Proper to pay a termination fee equal to US$4,631,012. The Proper Merger Agreement also provides the parties with certain remedies, including the right to specific performance, in the event of a breach of obligations under the Proper Merger Agreement.

The foregoing description of the Proper Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Proper Merger Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Proper Merger Agreement has been included to provide shareholders with information regarding its terms and conditions, and is not intended to provide any factual information about the Company or Proper. The representations, warranties and covenants contained in the Proper Merger Agreement have been made solely for the benefit of the parties to the Proper Merger Agreement, and are not intended as statements of fact to be relied upon by the Company’s shareholders, but rather as a way of allocating the risk between the parties to the Proper Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the Proper Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Proper Merger Agreement, which disclosures are not reflected in the Proper Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. Accordingly, shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Proper. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Proper Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Wholesome Merger Agreement

On December 18, 2024, the Company, Vireo WH Merger Sub Inc., a Delaware corporation (“WH Merger Sub”), Wholesome and Shareholder Representative entered into an Agreement and Plan of Merger (the “Wholesome Merger Agreement” and, together with the Deep Roots Merger Agreement and the Proper Merger Agreement, the “Merger Agreements”), pursuant to which, following the closing of the Wholesome Merger, the Company will issue a number of subordinate voting shares in consideration for all of the issued and outstanding shares of Wholesome equal to the amount of the Estimated Closing Merger Consideration (as defined in the Wholesome Merger Agreement) divided by US$0.52, subject to a post-closing purchase price adjustment with respect to certain of the estimated items included in the Estimated Closing Merger Consideration. In general, the Estimated Closing Merger Consideration is based upon a multiple of the $16 million Reference EBITDA described above, adjusted for certain items as described in the definition of Closing Merger Consideration in the Wholesome Merger Agreement, including the amounts attributable to Arches as described above, cash, indebtedness, transaction expenses, working capital, and tax items. Subject to the terms and conditions of the Wholesome Merger Agreement, at the closing, WH Merger Sub will merge with and into Wholesome, with Wholesome surviving as a wholly owned subsidiary of the Company.

The subordinate voting shares of the Company to be issued by the Company to the stockholders of Wholesome pursuant to the Wholesome Merger Agreement will be issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

The Wholesome Merger Agreement contains customary representations, warranties and covenants, including covenants relating to the conduct of Wholesome’s businesses during the period between the execution of the Wholesome Merger Agreement and the completion of the Wholesome Merger, subject to certain exceptions.

The obligation of the parties to consummate the Wholesome Merger is subject to a number of conditions, including but not limited to receipt of the approval of the Wholesome Merger by holders of a majority of the outstanding shares of Wholesome entitled to vote thereon, receipt of that approval of the Company’s shareholders as required by the Canadian Stock Exchange by (i) in the case of a shareholder meeting, a majority of the votes cast at such meeting or (ii) in the case of action by written consent of shareholders, by a majority of the outstanding voting power of shares of the Company, the closing of an equity investment in the Company in an aggregate amount at least equal to US$75 million, the appointment by the Board of John Mazarakis as the Company’s Chief Executive Officer and Co-Executive Chairman, delivery of certain documents and agreements, the accuracy of the representations and warranties of the parties (subject to the materiality standards contained in the Wholesome Merger Agreement), the receipt of certain regulatory consents and approvals (including under the HSR Act and approval of the Canadian Stock Exchange), delivery of investor rights agreements and lock-up agreements, Wholesome having a minimum amount of cash as of the closing, the absence of Wholesome stockholders exercising appraisal rights, and the absence of a Material Adverse Effect or Parent Material Adverse Effect (as each such term is defined in the Wholesome Merger Agreement).

Pursuant to the Wholesome Merger Agreement, the stockholders of Wholesome will at or prior to the closing enter into lock-up agreements with the Company providing that each such person, for a period of up to 33 months, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s subordinate voting shares issued as closing merger consideration without the prior written consent of the Company. The lock-up agreements provide that the subordinate voting shares acquired by the stockholders of Wholesome pursuant to the Wholesome Merger Agreement as closing merger consideration are subject to a lock-up release schedule of 7.5% of shares 12-months post-closing of the Wholesome Merger, 10% of shares 18-months and 21-months post-closing, 17.5% of shares 24-months post-closing, 15% of shares 27-months post-closing and 20% of shares 30-months and 33-months post-closing. In addition, all such subordinate voting shares of the Company then held by such persons are subject to lock-up during the 6-month period ending December 31, 2026. In addition, any of the Company’s subordinate voting shares issued in connection with the earnout payments described above would be subject to lock-up periods following issuance of such earnout shares, with a 20% release per quarter ending at 15 months post-issuance.

The Wholesome Merger Agreement also contains customary indemnification obligations of the Company or Wholesome, other obligations of the parties and termination provisions, under which, subject to certain conditions and in certain instances of termination, would require the Company or Wholesome to pay a termination fee equal to US$3,394,217. The Wholesome Merger Agreement also provides the parties with certain remedies, including the right to specific performance, in the event of a breach of obligations under the Wholesome Merger Agreement.

The foregoing description of the Wholesome Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Wholesome Merger Agreement, which is filed as Exhibit 2.3 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Wholesome Merger Agreement has been included to provide shareholders with information regarding its terms and conditions, and is not intended to provide any factual information about the Company or Wholesome. The representations, warranties and covenants contained in the Wholesome Merger Agreement have been made solely for the benefit of the parties to the Wholesome Merger Agreement, and are not intended as statements of fact to be relied upon by the Company’s shareholders, but rather as a way of allocating the risk between the parties to the Wholesome Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the Wholesome Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Wholesome Merger Agreement, which disclosures are not reflected in the Wholesome Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. Accordingly, shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Wholesome. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Wholesome Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Memorandum of Understanding with Bill’s Nursery, Inc.

Effective as of December 18, 2024, the Company and Bill’s Nursery, Inc. (“Bill’s”) entered into a binding Memorandum of Understanding (the “MOU”). Subject to the terms and conditions of the MOU, the Company intends to negotiate and enter into an Agreement and Plan of Merger with Bill’s (the “Bill’s Merger Agreement”), pursuant to which a newly incorporated subsidiary of the Company would merge with and into Bill’s, with Bill’s surviving as a wholly owned subsidiary of the Company (the “Proposed Transaction”). The principal terms of the MOU are as follows:

•	the Company would issue 210,000,000 subordinate voting shares of the Company at a per-share value of US$0.52 per share in consideration of all of the issued and outstanding shares of Bill’s;

•	the Bill’s Merger Agreement would be expected to provide (i) stockholders of Bill’s with an earn-out payment to be reasonably agreed upon between the Company and Bill’s, (ii) a clawback of up to 95,000,000 subordinate voting shares of the Company, subject to Bill’s performance during the fiscal year 2026 and (iii) customary covenants with respect to the operation of Bill’s and the Company from and after the closing of the Proposed Transaction;

•	Bill’s and the Company will each be responsible for their respective costs, expenses and fees incurred in connection with the negotiation, preparation and execution of the Bill’s Merger Agreement and the completion of the Proposed Transaction;

•	during the period commencing upon the full execution of the MOU and ending at 5:00 p.m., Eastern Standard Time, on January 24, 2025 (the “Exclusivity Period”), neither Bill’s nor its subsidiaries nor anyone acting on their respective behalf will engage in any efforts to, and will not knowingly, directly or indirectly, through any officer, employee, director, representative, parent, affiliate, broker, advisor or otherwise: (a) solicit, initiate or entertain the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity, person or group relating to, directly or indirectly, (i) any acquisition or purchase of, or any debt, convertible debt, equity or profit sharing interest, voting rights or control rights in (A) Bill’s, (B) any of the Bill’s subsidiaries or controlled affiliates or (C) any operating company that has a management services agreement with Bill’s or any of its subsidiaries or controlled affiliates, or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, of any of the assets of Bill’s, its subsidiaries or controlled affiliates (other than sales of inventory on commercial terms in the ordinary course of business) (each an “Acquisition Proposal”); or (b) participate or engage in, in each case directly or indirectly, any negotiations or other discussions relating to any Acquisition Proposal; and

•	on December 20, 2024, the Company paid to Bill’s an amount in cash equal to US$1 million and, in the event that the parties do not execute and deliver the Bill’s Merger Agreement by the end of the Exclusivity Period, Bill’s will pay to the Company an amount in cash equal to US$1.25 million within two business days of the end of such period. If the parties execute and deliver the Bill’s Merger Agreement, the US$1 million paid by the Company will be repaid by Bill’s in connection with the closing of the Proposed Transaction.

The foregoing description of the MOU is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the MOU, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Subscription Agreement

On December 17, 2024, the Company entered into definitive subscription agreements (the “Subscription Agreements”) with certain investors to sell 120,000,000 subordinate voting shares of the Company at a cash price of US$0.625 per subordinate voting share for total proceeds to the Company of US$75,000,000, with closing subject only to applicable Canadian Stock Exchange notice periods (the “Equity Raise”). The securities are being sold in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

The Subscription Agreements contain customary representations and warranties and agreements of the Company and each investor and customary indemnification rights and obligations of the parties. The representations and warranties of each party set forth in the Subscription Agreements have been made solely for the benefit of the other parties to the subscription agreements, and such representations and warranties should not be relied on by any other person. Additionally, the Subscription Agreement provides for a six-month lock-up period on the subordinate voting shares sold to each investor starting from the Closing Date of the Equity Raise during which time the subordinate voting shares will not be transferable by the investor without the prior written consent of the Company.

The information provided herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

A form of the Subscription Agreement is attached as Exhibit 10.2 hereto. The description of the terms of the Subscription Agreements is not intended to be complete and is qualified in its entirety by reference to such exhibit, and which exhibit is incorporated herein by reference.

Item 3.01	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the subordinate voting shares to be issued in connection with the Mergers and issued in connection with the Subscription Agreements is incorporated herein by reference, to the extent required herein. The securities are being sold in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

John Mazarakis Appointment

On December 17, 2024, the Board appointed John Mazarakis, age 48, as Chief Executive Officer and a director of the Company. He was also appointed Co-Executive Chairman of the Board. Mr. Mazarakis was also selected to serve on the Board because of his significant entrepreneurial, operational and managerial expertise and extensive experience in operating, advising and investing in retail industries.

Mr. Mazarakis has served as partner of Chicago Atlantic Group, LP and its affiliates since April 2019. He has served as Executive Chairman of Chicago Atlantic Real Estate Finance, Inc. since December 2021, as a director of Chicago Atlantic BDC, Inc. since October 2024, and as director of Cansortium, Inc. from July 2023 to December 2024.

Mr. Mazarakis has no family relationships with any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

In connection with his appointment, the Company entered into an Employment Agreement with Mr. Mazarakis (the “Mazarakis Employment Agreement”). Under the Mazarakis Employment Agreement, the Company agreed to pay Mr. Mazarakis a base salary of $1.00 per annum. On the Effective Date (as defined in the Mazarakis Employment Agreement) and on each anniversary of the Effective Date, the Company shall issue to Mr. Mazarakis 3,200,000 subordinate voting shares of the Company, which will be fully vested when issued. Within 30 days following the Effective Date, the Company shall issue to Mr. Mazarakis 19,000,000 Restricted Stock Units settled in subordinate voting shares of the Company (the “Time-Vested RSU’s”). The Time-Vested RSU’s shall become 50% vested upon the first anniversary of the Effective Date and the balance shall continue to vest at the rate of 12.5% every three months thereafter until fully vested provided that Mr. Mazarakis remains employed by the Company or an affiliate as of each applicable vesting date. Vesting will accelerate and the Time-Vested RSUs will be 100% vested in the event that Mr. Mazarakis is terminated by the Company for any reason other than for Cause (as defined in the Mazarakis Employment Agreement), upon a resignation by Mr. Mazarakis for Good Reason (as defined in the Mazarakis Employment Agreement), upon Mr. Mazarakis’ death or Disability (as defined in the Mazarakis Employment Agreement) or upon the consummation of a transaction constituting a Change in Control (as defined in the Mazarakis Employment Agreement). Within 30 days following the Effective Date, the Company shall issue to Mr. Mazarakis 19,000,000 Restricted Stock Units settled in subordinate voting shares of the Company (the “Performance-Vested RSU’s”). The Performance-Vested RSU’s shall become vested during the Term (as defined below) as follows: 1/3 of the Performance-Vested RSU’s shall become vested when the 30-day VWAP of the Company shares exceeds US$0.85, an additional 1/3 shall become vested when the 30-day VWAP exceeds US$1.05 and the final 1/3 shall become vested when the 30-day VWAP exceeds US$1.25. Vesting will accelerate and the Performance-Vested RSU’s will become 100% vested in the event that Mr. Mazarakis is terminated by the Company for any reason other than for Cause, upon a resignation by Mr. Mazarakis for Good Reason, upon Mr. Mazarakis’ death or Disability or upon the consummation of a transaction constituting a Change in Control.

Under the Mazarakis Employment Agreement, Mr. Mazarakis is also entitled to certain bonus payments, subject to certain conditions, in the event of (i) the refinancing of any outstanding debt of the Company not less than $80,000,000 at an effective interest rate of not more than 9.75%, (ii) the acquisition or merger with any entity where the total enterprise value of such other entity is $100,000,000 or greater, (iii) a Change of Control transaction, and (iv) the consummation of a transaction raising additional capital at a price per share greater than US$1.50.

Unless terminated at an earlier date in accordance with the Mazarakis Employment Agreement, the term of Mr. Mazarakis’ employment with the Company will be for the period commencing on the Effective Date and ending on the two (2) year anniversary of the Effective Date (the “Initial Term”). On the two (2) year anniversary of the Effective Date, and on each succeeding one (1) year anniversary of the Effective Date (each an “Anniversary Date”), the Term shall be automatically extended until the next Anniversary Date (each a “Renewal Term”), subject to termination on an earlier date in accordance with the terms and conditions of the Mazarakis Employment Agreement. The Term shall cease as of the date of Mr. Mazarakis’ termination of employment.

Mr. Mazarakis will be eligible to participate in any employee benefits generally available to other employees.

If Mr. Mazarakis’ employment with the Company is terminated during the Term by the Company without Cause or by Mr. Mazarakis for Good Reason, then the Company will, in addition to paying Mr. Mazarakis’ base salary and other compensation earned through the termination date, (a) pay an amount equal to one hundred percent (100%) of his annualized base salary as of the termination date, less all legally required and authorized deductions and withholdings, (b) accelerate the vesting of any equity incentive awards issued to Mr. Mazarakis that remain subject to any time or performance vesting criteria as of the termination date such that the, (c) pay any other incentive compensation, including, without limitation, any bonus payments earned but unpaid as of the termination date, (d) reimburse Mr. Mazarakis for the cost of continuation of health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), through the earliest of: (i) the twelve month anniversary of the termination date, (ii) the date Mr. Mazarakis becomes eligible for group health insurance coverage from any other employer, or (iii) the date Mr. Mazarakis is no longer eligible to continue his group health insurance coverage under applicable law, and (e) pay up to US$10,000 for outplacement services by an outplacement services provider selected by Mr. Mazarakis.

The foregoing severance benefits are conditioned upon Mr. Mazarakis signing and not revoking a release of claims following his termination date.

This summary of the Mazarakis Agreement is qualified in its entirety by reference to the full text of the Mazarakis Employment Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. Other than as disclosed in this Form 8-K, there are no arrangements or understandings between Mr. Mazarakis and any other person pursuant to which he was selected for the positions to which he was appointed.

Chicago Atlantic Group, LP, of which Mr. Mazarakis serves as partner, is an affiliate of Chicago Atlantic Admin, LLC (the “Agent”), the Company’s administrative agent under the Company’s Credit Facility. Given his ownership interest in the Agent and its affiliates, Mr. Mazarakis has an approximate 29% interest in the Company’s transactions with the Agent. As detailed in prior filings by the Company, on March 31, 2023, the Company executed a fifth amendment to its Credit Facility with the Agent. The amended credit facility extended the maturity date on the Company’s Delayed Draw Loans to April 30, 2024, through the issuance of 15,000,000 subordinate voting shares in lieu of a cash extension fee. These 15,000,000 shares were valued at $1,407,903 and considered a deferred financing cost.

On April 28, 2023, the Company closed on a convertible debt facility with the Agent, which enabled the Company to access up to $10,000,000 in aggregate principal amount of convertible notes (the “Convertible Notes”). The convertible facility had a term of three years, with an annual interest rate of 12.0%, 6.0% cash and 6.0% paid-in-kind. The Company ultimately drew down the full $10,000,000. For each tranche advanced, the principal amount of Convertible Notes outstanding, plus all paid-in-kind interest and all other accrued but unpaid interest thereunder, was convertible into Subordinate Voting Shares of the Company at the option of the holders at any time by written notice to the Company. If the notes were not converted, the outstanding principal amount and unpaid paid-in-kind interest is due on April 30, 2026.

In connection with the Convertible Notes, the Company issued 6,250,000 warrants to purchase subordinate voting shares of the Company to the lenders. These warrants have a five-year term, a strike price of $0.145, and were valued at $497,055.

On April 30, 2024, the Company entered into a Seventh Amendment to the Credit Agreement with the Agent, which extended the maturity date of the Credit Facility to June 14, 2024. On June 14, 2024, the Company entered into an Eighth Amendment to the Credit Facility to extend the maturity date on the Company’s Credit Facility to July 31, 2024.

On July 31, 2024, the Company entered into a Waiver and Ninth Amendment to the Credit Facility pursuant to which the Agent and the lenders party thereto waived the event of default under the Credit Agreement resulting from the Company’s failure to complete the disposition of its New York operations on or prior to January 1, 2024, extended the maturity date on the Company’s loans under the Credit Agreement to January 29, 2027, adjusted and extended the deadline with respect to the Company’s ongoing disposition of its New York operations through July 31, 2025, and amended certain financial measure definitions and covenants within the Credit Agreement.

On July 31, 2024 and in connection with entry into the Ninth Amendment, the Company issued 12,500,000 subordinate voting shares to the lenders party to the Credit Agreement in consideration for the lenders’ entry into the Ninth Amendment.

On July 31, 2024, certain converting security holders of the Convertible Notes notified the Company of their intent to voluntarily convert all of the outstanding Convertible Notes. The Notes had an outstanding balance of approximately US$10.5 million, carried an interest rate of 12.0% per annum, and were convertible into subordinate vote shares of the Company at an exercise price of $0.145. As a result of the conversion, the Company issued approximately 73,000,000 subordinate voting shares to such converting noteholders.

On November 1, 2024, the Company entered into a Joinder and Tenth Amendment to the Credit Agreement which provided a convertible note facility (the “2024 Convertible Notes”) with a maximum principal amount of US$10 million. The 2024 Convertible Notes mature November 1, 2027, have a cash interest rate of 12.0 percent per year, are convertible into that number of the Company’s subordinate voting shares determined by dividing the outstanding principal amount plus all accrued but unpaid interest on the 2024 Convertible Notes on the date of such conversion by a conversion price of US$0.625.

As of November 30, 2024, US$72,317,391 in aggregate principal amount was outstanding under the various tranches provided by the Credit Facility pursuant to the Credit Agreement with Agent, which tranches accrue interest at varying rates as set forth in the Credit Agreement including (i) a senior secured delayed draw term loan of up to US$55,000,000 that accrues interest at the U.S. prime rate plus 10.375%, payable monthly in cash and 2.75% per annum paid in kind interest payable monthly, (ii) a loan for US$4,200,000 that accrues interest at a cash interest rate of 15% per annum and 2.00% per annum paid in kind interest payable monthly and (iii) a $1,200,000 term loan which accrues interest a rate of 12.0%. From January 1, 2023 to November 30, 2024, the Company paid a total of US$72,000 in principal and US$21,901,263 in interest under the various tranches of the credit facility. There were no amounts outstanding under the Convertible Notes as all of the outstanding Convertible Notes were converted into approximately 73,000,000 subordinate voting shares on July 31, 2024. From January 1, 2023 to November 30, 2024, the Company paid an aggregate amount of US$587,329 in interest on the Convertible Notes, which accrued interest at an annual interest rate of 12.0%, including 6.0% cash and 6.0% paid-in-kind. As of November 30, 2024, US$10,000,000 remained outstanding under the 2024 Convertible Notes and, from November 1, 2024 to November 30, 2024, the Company paid an aggregate amount of US$72,329 in interest on the 2024 Convertible Notes, which accrues interest at an annual interest rate of 12.0 percent per year.

On December 17, 2024, CA PIPE SPV, LLC entered into a Subscription Agreement in connection with the Equity Raise and committed to purchase approximately US$20,000,000 of subordinate voting shares. As a partner of Chicago Atlantic Manager, LLC, the manager of CA PIPE SPV, LLC, Mr. Mazarakis has a direct material interest in the Equity Raise. The value of Mr. Mazarakis’ interest in the Equity Raise is approximately US$5,800,000.

According to the Form 4 filed on August 2, 2024 by Chicago Atlantic Credit Opportunities, LLC and its affiliates, Chicago Atlantic Credit Opportunities, LLC and its affiliates beneficially own 93,968,268 subordinate voting shares of the Company.

Tyson Macdonald Appointment

On December 17, 2024, the Board appointed Tyson Macdonald, age 50, as Chief Financial Officer of the Company. From May 2022 until November 2024, Mr. Macdonald served as Chief Executive Officer of Nova Net Lease REIT. From August 2017 to March 2020, he served as Executive Vice President of Corporate Development of Acreage Holdings. From April 2020 to present, he has served as Managing Director of TrueRise Capital. Mr. Macdonald has served as a director of Avant Brands since March 2024.

In connection with his appointment, the Company entered into an Employment Agreement with Mr. Macdonald (the “Macdonald Employment Agreement”). Under the Macdonald Employment Agreement, the Company agreed to pay Mr. Macdonald an annualized base salary of $500,000, which will be earned by Mr. Macdonald on a pro rata basis as Mr. Macdonald performs services for the Company. For each of the Company’s fiscal years during the Term (as defined below), the Board will conduct a review and establish Mr. Macdonald’s base salary in an amount not less than the base salary in effect for the prior year.

Under the Macdonald Employment Agreement, on the Effective Date (as defined in the Macdonald Employment Agreement) and on each anniversary of the Effective Date, the Company shall issue to Mr. Macdonald a number of subordinate voting shares of the Company determined by dividing US$800,000 by the 10-day VWAP immediately preceding the date of issuance, which will be fully vested when issued. Within 30 days following the Effective Date, the Company shall issue to Mr. Macdonald 9,500,000 Restricted Stock Units settled in subordinate voting shares of the Company (the “Time-Vested RSU’s”). The Time-Vested RSU’s shall become 50% vested upon the first anniversary of the Effective Date and the balance shall continue to vest at the rate of 12.5% every three months thereafter until fully vested provided that Mr. Macdonald remains employed by the Company or an affiliate as of each applicable vesting date. Vesting will accelerate and the Time-Vested RSUs will be 100% vested in the event that the Mr. Macdonald is terminated by the Company for any reason other than for Cause (as defined in the Macdonald Employment Agreement), upon a resignation by Mr. Macdonald for Good Reason (as defined in the Macdonald Employment Agreement), upon Mr. Macdonald’s death or Disability (as defined in the Macdonald Employment Agreement) or upon the consummation of a transaction constituting a Change in Control (as defined in the Macdonald Employment Agreement). Within 30 days following the Effective Date, the Company shall issue to Mr. Macdonald 9,500,000 Restricted Stock Units settled in subordinate voting shares of the Company (the “Performance-Vested RSU’s”). The Performance-Vested RSU’s shall become vested during the Term (as defined below) as follows: 1/3 of the Performance-Vested RSU’s shall become vested when the 30-day VWAP of the Company shares exceeds US$0.85, an additional 1/3 shall become vested when the 30-day VWAP exceeds US$1.05 and the final 1/3 shall become vested when the 30-day VWAP exceeds US$1.25. Vesting will accelerate and the Performance-Vested RSU’s will become 100% vested in the event that Mr. Macdonald is terminated by the Company for any reason other than for Cause, upon a resignation by Mr. Macdonald for Good Reason, upon Mr. Macdonald’s death or Disability or upon the consummation of a transaction constituting a Change in Control.

Under the Macdonald Employment Agreement, Mr. Macdonald is also entitled to certain bonus payments, subject to certain conditions, in the event of (i) the refinancing of any outstanding debt of the Company not less than $80,000,000 at an effective interest rate of not more than 9.75%, (ii) the acquisition or merger with any entity where the total enterprise value of such other entity is $100,000,000 or greater, (iii) a Change of Control transaction, and (iv) the consummation of a transaction raising additional capital at a price per share greater than US$1.50.

Unless terminated at an earlier date in accordance with the Macdonald Employment Agreement, the term of Mr. Macdonald’s employment with the Company will be for the period commencing on the Effective Date and ending on the two (2) year anniversary of the Effective Date (the “Initial Term”). On the two (2) year anniversary of the Effective Date, and on each succeeding one (1) year anniversary of the Effective Date (each an “Anniversary Date”), the Term shall be automatically extended until the next Anniversary Date (each a “Renewal Term”), subject to termination on an earlier date in accordance with the terms and conditions of the Macdonald Employment Agreement. The Term shall cease as of the date of Mr. Macdonald’s termination of employment.

Mr. Macdonald will be eligible to participate in any employee benefits generally available to other employees.

If Mr. Macdonald’s employment with the Company is terminated during the Term by the Company without Cause or by Mr. Macdonald for Good Reason, then the Company will, in addition to paying Mr. Macdonald’s base salary and other compensation earned through the termination date, (a) pay an amount equal to one hundred percent (100%) of his annualized base salary as of the termination date, less all legally required and authorized deductions and withholdings, (b) accelerate the vesting of any equity incentive awards issued to Mr. Macdonald that remain subject to any time or performance vesting criteria as of the termination date such that the, (c) pay any other incentive compensation, including, without limitation, any bonus payments earned but unpaid as of the termination date, (d) reimburse Mr. Macdonald for the cost of continuation of health coverage pursuant to the COBRA, through the earliest of: (i) the twelve month anniversary of the termination date, (ii) the date Mr. Macdonald becomes eligible for group health insurance coverage from any other employer, or (iii) the date Mr. Macdonald is no longer eligible to continue his group health insurance coverage under applicable law, and (e) pay up to US$10,000 for outplacement services by an outplacement services provider selected by Mr. Macdonald.

The foregoing severance benefits are conditioned upon Mr. Macdonald signing and not revoking a release of claims following his termination date.

This summary of the Macdonald Employment Agreement is qualified in its entirety by reference to the full text of the Macdonald Employment Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. Other than the Macdonald Employment Agreement, there are no arrangements or understandings between Mr. Macdonald and any other person pursuant to which he was selected for the positions to which he was appointed.

Mr. Macdonald has no family relationships with any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Mr. Macdonald represented Deep Roots in the Deep Roots Merger in his role as Managing Partner for TrueRise Capital, which provided strategic financial advisory services to Deep Roots in connection with the Deep Roots Merger. Mr. Macdonald owns 60% of the equity interests of TrueRise Capital. As of the filing of this Form 8-K, Deep Roots has $260,000 of fees outstanding to TrueRise Capital in connection with certain financial advisory services provided by TrueRise Capital to Deep Roots, including in connection with the Deep Roots Merger. TrueRise Capital is also entitled to a fee equal to 1.5% of the merger consideration to be paid in the Deep Roots Merger, which may be adjusted to a cash fee of US$1,500,000 at closing of the Deep Roots Merger.

Joseph Duxbury Appointment

On December 17, 2024, Joseph Duxbury resigned from his role as Interim Chief Financial Officer of the Company. He will assume the role of Chief Accounting Officer of the Company.

Biographical information for Mr. Duxbury is set forth in the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2024, and such biographical information is incorporated herein by reference. Mr. Duxbury has no family relationships with any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Duxbury and any other person pursuant to which he was selected for the position to which he was appointed.

Amber Shimpa Resignation

On December 17, 2024, Amber Shimpa resigned from her role as Chief Executive Officer of the Company. She will continue to serve as President of the Company.

Item 7.01	Regulation FD Disclosure

On December 18, 2024, the Company issued a press release announcing the matters disclosed in this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is incorporated herein solely for purposes of this Item 7.01 disclosure.

On December 18, 2024, the Company held a conference call regarding the matters disclosed in this Current Report on Form 8-K. A copy of the presentation materials used during the conference call is attached as Exhibit 99.2 hereto and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Additional Information

This Current Report on Form 8-K and the exhibits hereto include certain “non-GAAP financial measures” as defined in Regulation G under the Exchange Act, including EBITDA, Adjusted EBITDA, Reference EBITDA, net debt and net leverage. These non-GAAP financial measures are included in this Current Report on Form 8-K as the management of the Company believes such measures are useful to investors in evaluating the companies’ operating performance and the potential benefits of the Mergers. In addition, these measures are included because certain elements of consideration payable or potentially payable to stockholders in the Mergers (or subject to clawback) are based in whole or in part on certain of these metrics. These non-GAAP financial measures are not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP by the Company in its filings with the SEC. The non-GAAP financial measures also may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating similar non-GAAP measures. As it relates to the Merger Agreements, the Company defines these non-GAAP financial measures in each of the Merger Agreements. As it otherwise relates to Exhibits 99.1 and 99.2, the Company defines EBITDA as operating income plus depreciation, amortization, and depreciation included in costs of goods sold; net debt as total debt less cash and cash equivalents; and net leverage as net debt divided by EBITDA.

Forward-Looking Statement Disclosure

This Current Report on Form 8-K and the exhibits hereto contain “forward-looking information” within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this Current Report on Form 8-K constitutes “financial outlooks” within the meaning of applicable securities laws, this information is being provided as preliminary expected financial results based on management estimates and information provided by Deep Roots, Proper or Wholesome, as applicable; the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this Current Report on Form 8-K may be identified by the use of words such as “should,” “believe,” “estimate,” “would,” “looking forward,” “may,” “continue,” “expect,” “expected,” “will,” “likely,” “subject to,” “transformation,” and “pending,” variations of such words and phrases, or any statements or clauses containing verbs in any future tense and includes, but may not be limited to, completion of the Mergers; the estimated 2024 proforma revenue and EBITDA of Deep Roots, Proper and Wholesome; the purchase price for the Mergers; the terms of the Mergers, including the consideration to be paid for each of Deep Roots, Proper and Wholesome; the timeline for the closing of the Mergers; shareholder approval related to the Mergers; the regulatory approvals required for the Mergers; and whether any definitive merger agreement with respect to the Proposed Transactions with Bill’s would be negotiated and entered into. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this Current Report on Form 8-K. Financial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to various risks as set out herein and in our Annual Report on Form 10-K filed with the SEC, including consistency of financial results for each of Deep Roots, Proper and Wholesome based on information provided by such companies and information included or referenced in the Merger Agreements, and assuming closing of the Mergers upon satisfaction or waiver of applicable closing conditions. Our actual financial position and results of operations may differ materially from management’s current expectations and, as a result, our revenue, EBITDA, and cash on hand may differ materially from the values provided in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management’s experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, the reader should not place undue reliance on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to: risks related to the shareholder approval of the Mergers; risks related to regulatory approval of the Mergers; risks related to the accuracy of the financial projections related to the Mergers; and risk factors set out in the Company's Form 10-K for the year ended December 31, 2023, which is available on EDGAR with the SEC and filed with the Canadian securities regulators and available under the Company's profile on SEDAR at www.sedar.com.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 18, 2024, by and among Vireo DR Merger Sub Inc., Vireo Growth Inc., Deep Roots Holdings, Inc. and Shareholder Representative Services LLC**
2.2	Agreement and Plan of Merger, dated as of December 18, 2024, by and among Vireo PR Merger Sub Inc., Vireo PR Merger Sub II Inc., Vireo Growth Inc., NGH Investments, Inc., Proper Holdings Management, Inc., Proper Holdings, LLC and Shareholder Representative Services LLC**
2.3	Agreement and Plan of Merger, dated as of December 18, 2024, by and among Vireo WH Merger Sub Inc., Vireo Growth Inc., WholesomeCo, Inc. and Shareholder Representative Services LLC**
10.1	Memorandum of Understanding, dated as of December 17, 2024, by and between Vireo Growth Inc. and Bill’s Nursery, Inc.
10.2	Form of Subscription Agreement
10.3	Employment Agreement, dated as of December 17, 2024, by and between Vireo Growth Inc. and John Mazarakis
10.4	Employment Agreement, dated as of December 17, 2024, by and between Vireo Growth Inc. and Tyson Macdonald
99.1	Press Release, dated as of December 18, 2024*
99.2	Investor Presentation*
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*Furnished herewith

** Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC.
(Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: December 23, 2024